EXHIBIT 99.1

Hanmi Reports Strong Financial Results for the Third Quarter 2014

Net Income Increases to $13.3 Million, or $0.41 Per Share

Completed Acquisition of Central Bancorp, Inc.

LOS ANGELES, Nov. 7, 2014 (GLOBE NEWSWIRE) -- Hanmi Financial Corporation (Nasdaq:HAFC) (or "Hanmi"), the holding company for Hanmi Bank (the "Bank"), today reported third quarter 2014 net income totaled $13.3 million, or $0.41 per diluted share. In the second quarter of 2014, Hanmi earned $11.0 million, or $0.35 per diluted share, and earned $10.4 million, or $0.33 per diluted share, for the third quarter of 2013.

In the first nine months of 2014, net income increased 18.0% to $35.3 million, or $1.10 per diluted share, compared to $29.9 million, or $0.95 per diluted share, in the first nine months of 2013. Earnings from continuing operations increased 20.1%, to $35.8 million in the first nine months of 2014, from $29.8 million in the first nine months of 2013.

Hanmi's acquisition of Central Bancorp, Inc. ("CBI"), the parent company of United Central Bank, was completed on August 31, 2014. The combined companies began operating as Hanmi Financial Corporation and Hanmi Bank, respectively, with banking operations conducted under the Hanmi Bank brand effective as of September 1, 2014. Third quarter 2014 financial results reflect two months of stand-alone operations of Hanmi and one month of combined operations following the completion of the acquisition. Nine-month 2014 financial results reflect eight months of stand-alone operations of Hanmi and one month of combined operations.

Third quarter financial results reflect the impact of the following significant items recorded in conjunction with the CBI acquisition:

  $6.6 million bargain purchase gain
  $3.4 million merger and integration costs

Mr. C. G. Kum, President and Chief Executive Officer, said, "I am very pleased with our third quarter results, which reflect strong growth and the initial benefits from our acquisition of Central Bancorp, Inc. Third quarter profitability exceeded expectations with net income up 20.1% from the prior quarter. We also achieved strong organic loan production for the legacy Hanmi Bank, which totaled $169.9 million in the third quarter compared to $115.2 million in the prior quarter. Asset quality continues to improve as both nonperforming loans and classified assets, excluding PCI loans, declined during the quarter. Furthermore, we are making good progress on our ongoing initiatives to increase operating efficiencies and reduce expenses."

Mr. Kum continued, "With the acquisition of Central Bancorp, Inc. complete, our integration efforts are proceeding as planned. We have identified several areas where we believe we can continue to streamline operations, including selected branch closures, which we expect will occur in early 2015. In addition, we recently announced the hiring of two experienced Regional Presidents who will be responsible for increasing market share and driving profitable growth in Texas and Illinois—two states where we now have a strong presence. We will look to broaden our market share from our core Korean American customer base to the wider Asian American and mainstream communities by providing our customers with the benefit of a larger product offering, improved lending capacity and enhanced customer service."

Third Quarter Results
(In thousands, except per share data)

	As of or for the Three Months Ended
	September 30,	June 30,	September 30,
	2014	2014	2013 (1)

Net income	$ 13,264	$ 11,042	$ 10,385
Net income per diluted common share	$ 0.41	$ 0.35	$ 0.33

Assets	$ 4,228,332	$ 3,094,775	$ 2,844,076
Loans receivable, net	$ 2,628,091	$ 2,300,810	$ 2,102,621
Deposits	$ 3,598,154	$ 2,544,849	$ 2,429,707

Return on average assets (2)	1.49%	1.54%	1.47%
Pre-tax, pre-provision earnings on average assets (2)	2.05%	1.94%	2.40%
Return on average stockholders' equity (2)	12.23%	11.05%	10.38%
Net interest margin	3.67%	3.94%	4.28%
Efficiency ratio	59.48%	56.12%	51.07%
Efficiency ratio (excluding merger and integration costs)	51.89%	55.90%	50.18%

Tangible common equity to tangible assets	10.25%	13.78%	13.92%
Tangible common equity per common share	$ 13.58	$ 13.38	$ 12.46

(1) Results for September 30, 2013 have been adjusted to reflect the adoption of FASB ASU 2014-01, Accounting for Investment in Qualified Affordable Housing Projects. See section of Change in Accounting Principle.
(2) Amount calculated based on net income from continuing operations.

Financial Highlights

  Gross loans increased 13.9% to $2.68 billion from the preceding quarter, with $67.0 million purchased credit impaired (PCI) loans and $2.61 billion loans excluding PCI loans (Non-PCI).
  New loans (excluding loan purchases) were $169.9 million, representing $54.6 million increase from the preceding quarter.
  Deposits grew 41.4% from the prior quarter, with noninterest bearing deposits up 13.1% and representing 28.6% of deposits.
  Asset quality improved with classified loans (excluding PCI loans) declining 2.5% in the quarter and down 47.5% year-over-year; no negative loan loss provision for the quarter.
  Third quarter net income increased 20.1% to $13.3 million, or $0.41 per diluted share, compared to $11.0 million, or $0.35 per diluted share, in the prior quarter.
  Net interest margin (NIM) was 3.67% for the third quarter of 2014, down 27 basis points from the second quarter.
  A cash dividend of $0.07 per share, representing a 17% payout ratio for the quarter, was paid on October 10, 2014.

Acquisition Accounting Adjustments

As a result of the acquisition of CBI on August 31, 2014, Hanmi became the second largest Korean American bank in the United States with 49 banking offices and four loan production offices serving communities across California, Colorado, Illinois, New Jersey, New York, Texas, Virginia and Washington. The combined entity has the leading deposit market share among Korean American banks in Illinois, Texas and Virginia which complements Hanmi's substantial market share in California.

The following table shows the calculation for the bargain purchase gain recorded in the third quarter 2014:

(In thousands)
Consideration paid:	$ 50,000
Assets acquired:
Cash and cash equivalents	197,209
Securities available for sale	664,492
Loans	294,032
Premises and equipment	17,735
Other real estate owned	28,027
Income tax assets	8,800
Core deposit intangible	2,213
FDIC loss sharing assets	9,692
Bank-owned life insurance	18,296
Other assets	19,678
Liabilities assumed:
Deposits	1,098,997
Subordinated debentures	18,473
Rescinded stock obligation	15,720
FHLB advances	10,000
Other liabilities	60,391
Total identifiable net assets	$ 56,593
Bargain purchase gain, net of deferred taxes	$ 6,593

Results of Operations

Third quarter net interest income, before provision for credit losses, was $30.7 million, up 9.6% from $28.0 million in the second quarter of 2014, and up 7.7% from $28.5 million for the third quarter of 2013. Interest and dividend income increased 9.5% from the preceding quarter and increased 8.0% from the third quarter a year ago, while interest expense increased 9.2% from the preceding quarter and 10.2% from the year ago quarter. Year-to-date, net interest income, before provision for credit losses, improved 6.6% to $86.6 million compared to $81.2 million for the first nine months of 2013.

Net interest margin fell 27 basis points to 3.67% for the third quarter of 2014 from the second quarter of 2014 and declined 61 basis points from a year ago. The compression in NIM primarily reflects a lower yield on securities and interest-bearing deposits acquired from CBI and the lower average yields on the new and renewing loans in the current low rate environment. For the first nine months of 2014, NIM was down 22 basis points totaling 3.86% compared to 4.08% for the first nine months of 2013. The following table details the asset yields, liability costs, spread and margin.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2014	2014	2013	2014	2013

Interest-earning assets	4.09%	4.38%	4.75%	4.31%	4.59%
Interest-bearing liabilities	0.66%	0.74%	0.77%	0.72%	0.81%
Net interest spread	3.43%	3.64%	3.98%	3.59%	3.78%
Net interest margin	3.67%	3.94%	4.28%	3.86%	4.08%

In the third quarter of 2014, net interest income, after provision for credit losses, totaled $30.7 million, compared to $31.9 million in the second quarter of 2014, and $28.5 million in the third quarter a year ago. For the first nine months of 2014, net interest income after loan loss provision was $93.8 million, compared to $81.2 million in the first nine months of 2013. Hanmi did not record any loan loss provision in the third quarter of 2014 but recorded a negative loan loss provision totaling $7.2 million in the first nine months of 2014 and no loan loss provisions in the prior year periods.

Noninterest income was $14.3 million in the third quarter of 2014, compared to $5.1 million in the preceding quarter and $6.1 million in the year ago quarter. In the third quarter of 2014, in conjunction with the completion of the CBI acquisition, the company recorded a $6.6 million bargain purchase gain. In addition, the third quarter 2014 gain on sales of the guaranteed portion of SBA loans increased to $1.2 million from $498,000 in the preceding quarter, and $1.0 million in the third quarter a year ago, reflecting higher SBA loan production and premium. In the third quarter, SBA loan sales totaled $14.3 million, compared to $6.8 million in the preceding quarter and $15.5 million in the third quarter a year ago. Other operating income increased to $2.2 million in the third quarter of 2014, compared to $253,000 in the preceding quarter and $416,000 in the third quarter of 2013. The increase was due primarily to an $819,000 recovery realized from an OREO property and an $807,000 gain recognized from the early termination of CBI's retirement plan as of September 30, 2014.

Noninterest expense increased 44.2% to $26.8 million in the third quarter of 2014, compared to $18.6 million in the second quarter of 2014, and up 51.8% from $17.6 million in the third quarter a year ago, primarily related to the acquisition of CBI. Salary and employee benefits costs increased 25.0% to $12.8 million in the third quarter, compared to $10.3 million in the preceding quarter and grew 41.2% from $9.1 million in the third quarter of 2013. Merger and integration costs increased to $3.4 million in the third quarter, compared to $72,000 in the preceding quarter. There were no such costs in the third quarter of 2013. Professional fees increased to $1.4 million in the third quarter, compared to $652,000 in the preceding quarter and from $599,000 in the third quarter of 2013.

The third quarter provision for income taxes from continuing operations was $5.0 million, which is an effective tax rate of 27.25%, compared to $6.9 million, or 37.37%, in the second quarter of 2014 and $6.6 million, or 38.95%, in the third quarter a year ago. For the first nine months of 2014, the provision for income taxes from continuing operations was $19.7 million, or 35.48%, compared to $17.5 million, or 37.04%, in the first nine months of 2013. The sequential and year-over-year reduction in tax rate can be attributed to the adjustment for the bargain purchase gain (excluding this gain and transaction costs, an effective tax rate for the third quarter of 2014 would be 40.03%).

Balance Sheet

Assets increased $1.1 billion during the third quarter of 2014 to $4.2 billion due mainly to the acquisition of CBI on August 31, 2014. The investment portfolio increased 123.1% to $1.1 billion at September 30, 2014, from $506.0 million at June 30, 2014, and increased 194.6% from $383.1 million a year ago.

Loans receivable, net of allowance for loan losses, increased 14.2% in the quarter and 25.0% year-over-year to $2.6 billion at September 30, 2014, from $2.3 billion at June 30, 2014 and $2.1 billion a year ago. Average gross loans, net of deferred loan costs, increased to $2.5 billion for the third quarter of 2014, up from $2.3 billion for the preceding quarter and $2.2 billion for the third quarter a year ago. For the first nine months of 2014, average gross loans, net of deferred loan costs, increased to $2.4 billion from $2.1 billion in the first nine months of 2013.

Third quarter new loans totaled $169.9 million, consisting mainly of $132.2 million of commercial real estate loans, $16.0 million of C&I loans, and $20.9 million of SBA loans. Loan commitments were $201.8 million in the third quarter of 2014, which included loans approved but not funded. Excluding $57.1 million loan purchases in the prior quarter, new loans increased $54.7 million, or 47.4%, in the third quarter of 2014.

Average deposits were $2.88 billion during the third quarter, up from $2.52 billion for the preceding quarter and $2.37 billion for the third quarter of 2013. Due mainly to the CBI acquisition, the cost of deposits declined to 0.45% in the third quarter from 0.52% a year ago. The period-end deposit mix is detailed in the table below.

	September 30,	June 30,	September 30,
	2014	2014	2013

Demand-noninterest-bearing	28.6%	35.8%	32.0%
Savings	3.5%	4.4%	4.7%
Money market checking and NOW accounts	22.1%	21.9%	22.2%
Time deposits of $100,000 or more	25.5%	19.1%	20.3%
Other time deposits	20.3%	18.8%	20.8%
Total deposits	100.0%	100.0%	100.0%

At September 30, 2014, tangible common stockholders' equity was $433.0 million, or 10.25% of tangible assets, compared to $395.7 million, or 13.92%, of tangible assets, a year ago. Tangible book value per share was $13.58, compared to $13.38 three months earlier and $12.46 at September 30, 2013. On October 10, 2014, Hanmi paid a cash dividend of $0.07 per share, representing an aggregate dividend of $6.7 million.

Asset Quality

Asset quality continued to improve with classified loans declining 2.5% in the quarter and down 47.5% year-over-year. Nonperforming loans ("NPLs") were down to $24.0 million at the end of the quarter, compared to $25.4 million at the end of the second quarter of 2014, but were up from $22.8 million a year ago. Troubled debt restructurings ("TDRs") totaled $26.4 million at September 30, 2014, and $23.6 million at June 30, 2014. Of these TDRs, $11.2 million were included in NPLs at September 30, 2014, compared to $11.1 million at June 30, 2014. The following table shows NPLs in each category:

	September 30, 2014		June 30, 2014		September 30, 2013
		% of Total		% of Total		% of Total
	Amount	NPLs	Amount	NPLs	Amount	NPLs
			(In thousands)
Real estate loans:
Commercial property
Retail	$ 2,062	8.6%	$ 2,802	11.0%	$ 768	3.4%
Hotel/Motel	3,051	12.7%	3,631	14.3%	5,334	23.4%
Gas station	5,208	21.7%	5,356	21.1%	1,812	8.0%
Other	3,689	15.4%	4,369	17.2%	3,764	16.5%
Residential property	1,516	6.3%	1,162	4.6%	1,659	7.3%
Commercial & industrial loans:
Commercial term	6,060	25.2%	5,965	23.5%	7,130	31.3%
Commercial lines of credit	674	2.8%	521	2.1%	830	3.6%
Consumer loans	1,758	7.3%	1,575	6.2%	1,479	6.5%
Total nonperforming Non-PCI loans	$ 24,018	100.0%	$ 25,381	100.0%	$ 22,776	100.0%

Other-real-estate-owned ("OREO") totaled $24.8 million at the end of the third quarter, up significantly from $1.7 million in the preceding quarter and $290,000 a year ago. This increase in OREO is primarily attributable to an addition of $22.3 million from the CBI acquisition. Classified loans (excluding PCI loans) declined to $45.0 million, or 1.68% of gross loans, at September 30, 2014, from $46.2 million, or 1.96% of gross loans, at June 30, 2014, and were down from $85.8 million, or 3.97% of gross loans, a year ago. Decline in classified loans (excluding PCI loans) reflects $3.5 million in loan upgrades, $3.0 million in repayments and others, and $1.9 million charge offs, offset by $7.2 million new classified loans in the third quarter of 2014.

In the third quarter, recoveries of previously charged-off loans totaled $663,000 compared to $1.7 million in the preceding quarter and $2.4 million in the third quarter of 2013. Gross charge-offs in the third quarter totaled $1.4 million, compared to $2.5 million in the preceding quarter and $4.6 million a year ago. As a result, there was a net charge-offs of $755,000 in the third quarter of 2014, compared to net charge-offs of $806,000 in the preceding quarter and net charge-offs of $2.2 million a year ago.

The allowance for loan losses totaled $51.2 million, a coverage ratio of 1.91% of gross loans and 213.09% of NPLs as of September 30, 2014, compared to 2.67% of gross loans and 253.07% of NPLs as of September 30, 2013. No allowance for credit losses was established on the acquired CBI loans in the third quarter of 2014.

Conference Call

Management will host a conference call today, November 7, 2014, at 8:00 a.m. PT (11:00 a.m. ET) to discuss these results. This call will also be broadcast live via the internet. Investment professionals and all current and prospective stockholders are invited to access the live call by dialing 1-877-407-9039 before 8:00 a.m. PT, using access code HANMI. To listen to the call online, either live or archived, visit the Investor Relations page of Hanmi's website at www.hanmi.com.

About Hanmi Financial Corporation

Headquartered in Los Angeles, Hanmi Bank, a wholly-owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities across California, Texas, Illinois, Virginia, New Jersey and New York with 49 full-service branches as well as loan production offices in Colorado, Texas, Virginia, and Washington State. Hanmi Bank specializes in commercial, SBA and trade finance lending, and is a recognized community leader. Hanmi Bank's mission is to provide a full range of quality products and premier services to its customers and to maximize shareholder value. Additional information is available at www.hanmi.com.

Forward-Looking Statements

This press release contains forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All statements other than statements of historical fact are "forward–looking statements" for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, developments regarding our capital plans, strategic alternatives for a possible business combination, merger or sale transaction, and other similar forecasts and statements of expectation and statements of assumption underlying any of the foregoing. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: failure to maintain adequate levels of capital and liquidity to support our operations; the effect of potential future supervisory action against us or Hanmi Bank; general economic and business conditions internationally, nationally and in those areas in which we operate; volatility and deterioration in the credit and equity markets; changes in consumer spending, borrowing and savings habits; availability of capital from private and government sources; demographic changes; competition for loans and deposits and failure to attract or retain loans and deposits; fluctuations in interest rates and a decline in the level of our interest rate spread; risks of natural disasters related to our real estate portfolio; risks associated with Small Business Administration loans; failure to attract or retain key employees; changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums; ability of Hanmi Bank to make distributions to Hanmi Financial, which is restricted by certain factors, including Hanmi Bank's retained earnings, net income, prior distributions made, and certain other financial tests; ability to identify a suitable strategic partner or to consummate a strategic transaction; adequacy of our allowance for loan losses; credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to control expenses; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission, including, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013, our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that we will file hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.

Hanmi Financial Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)
(In thousands)

	September 30,	June 30,	Percentage	September 30,	Percentage
	2014	2014	Change	2013 (1)	Change
Assets
Cash and cash equivalents	$ 197,016	$ 123,782	59.2%	$ 193,854	1.6%
Securities available for sale, at fair value	1,128,624	505,977	123.1%	383,057	194.6%
Loans held for sale, at the lower of cost or fair value	7,757	3,842	101.9%	5,228	48.4%
Loans receivable, net of allowance for loan losses	2,628,091	2,300,810	14.2%	2,102,621	25.0%
Accrued interest receivable	9,880	6,355	55.5%	6,957	42.0%
Premises and equipment, net	31,187	13,929	123.9%	14,205	119.5%
Other real estate owned, net	24,781	1,714	1345.8%	290	8445.2%
Customers' liability on acceptances	2,428	3,186	-23.8%	1,535	58.2%
Servicing assets	7,844	6,355	23.4%	6,385	22.9%
FDIC loss sharing asset	7,696	--	--	--	--
Other intangible assets, net	2,179	--	--	1,212	79.8%
Investment in federal home loan bank stock, at cost	17,579	16,385	7.3%	14,060	25.0%
Investment in federal reserve bank stock, at cost	12,273	11,514	6.6%	13,200	-7.0%
Income tax asset	72,330	53,160	36.1%	62,037	16.6%
Bank-owned life insurance	30,372	30,147	0.7%	29,468	3.1%
Prepaid expenses	2,753	2,570	7.1%	1,986	38.6%
Other assets	45,542	15,049	202.6%	7,981	470.6%
Total assets	$ 4,228,332	$ 3,094,775	36.6%	$ 2,844,076	48.7%

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing	$ 1,029,343	$ 910,320	13.1%	$ 778,345	32.2%
Interest-bearing	2,568,811	1,634,529	57.2%	1,651,362	55.6%
Total deposits	3,598,154	2,544,849	41.4%	2,429,707	48.1%
Accrued interest payable	3,030	3,423	-11.5%	2,705	12.0%
Bank's liability on acceptances	2,428	3,186	-23.8%	1,535	58.2%
Federal home loan bank advances	110,000	97,000	13.4%	2,645	4058.8%
Rescinded stock obligation	15,720	--	--	--	--
Subordinated debentures	18,509	--	--	--	--
Accrued expenses and other liabilities	45,297	19,969	126.8%	10,589	327.8%
Total liabilities	3,793,138	2,668,427	41.6%	2,447,181	55.0%

Stockholders' equity:
Common stock	257	257	0.0%	257	0.0%
Additional paid-in capital	554,446	553,741	0.1%	551,881	0.5%
Accumulated other comprehensive (loss) income	(5,065)	(2,150)	135.6%	(4,469)	13.3%
Accumulated deficit	(44,586)	(55,642)	-19.9%	(80,916)	-44.9%
Less treasury stock	(69,858)	(69,858)	0.0%	(69,858)	0.0%
Total stockholders' equity	435,194	426,348	2.1%	396,895	9.6%
Total liabilities and stockholders' equity	$ 4,228,332	$ 3,094,775	36.6%	$ 2,844,076	48.7%

(1) Results for September 30, 2013 have been adjusted to reflect the adoption of FASB ASU 2014-01, Accounting for Investment in Qualified Affordable Housing Projects. See section of Change in Accounting Principle.

Hanmi Financial Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended
	September 30,	June 30,	Percentage	September 30,	Percentage
	2014	2014	Change	2013 (1)	Change
Interest and Dividend Income:
Interest and fees on loans	$ 30,499	$ 28,355	7.6%	$ 29,098	4.8%
Taxable interest on investment securities	3,138	2,375	32.1%	2,040	53.8%
Tax-exempt interest on investment securities	20	20	0.0%	69	-71.0%
Interest on interest-bearing deposits in other banks	29	18	61.1%	28	3.6%
Dividends on federal reserve bank stock	173	172	0.6%	198	-12.6%
Dividends on federal home loan bank stock	290	236	22.9%	194	49.5%
Total interest and dividend income	34,149	31,176	9.5%	31,627	8.0%
Interest Expense:
Interest on deposits	3,278	3,153	4.0%	3,117	5.2%
Interest on federal home loan bank advances	37	30	23.3%	36	2.8%
Interest on subordinated debentures	73	--	--	--	--
Interest on rescinded stock obligation	87	--	--	--	--
Total interest expense	3,475	3,183	9.2%	3,153	10.2%
Net interest income before provision for credit losses	30,674	27,993	9.6%	28,474	7.7%
Negative provision for credit losses	--	(3,866)	-100.0%	--	--
Net interest income after provision for credit losses	30,674	31,859	-3.7%	28,474	7.7%
Noninterest Income:
Bargain purchase gain, net of deferred taxes	6,593	--	--	--	--
Service charges on deposit accounts	2,883	2,568	12.3%	2,730	5.6%
Trade finance & other service charges and fees	1,153	1,166	-1.1%	1,078	7.0%
Bank-owned life insurance income	225	224	0.4%	230	-2.2%
Gain on sales of SBA loans guaranteed portion	1,221	498	145.2%	994	22.8%
Net gain on sales of investment securities	67	364	-81.6%	611	-89.0%
Other operating income	2,179	253	761.3%	416	423.8%
Total noninterest income	14,321	5,073	182.3%	6,059	136.4%
Noninterest Expense:
Salaries and employee benefits	12,847	10,280	25.0%	9,101	41.2%
Occupancy and equipment	3,098	2,469	25.5%	2,561	21.0%
Merger and integration costs	3,415	72	4643.1%	--	--
Unconsummated acquisition costs	--	--	--	307	-100.0%
Deposit insurance premiums and regulatory assessments	513	399	28.6%	308	66.6%
Data processing	1,476	1,112	32.7%	1,146	28.8%
Other real estate owned expense	78	--	--	(59)	-232.2%
Professional fees	1,386	652	112.6%	599	131.4%
Directors and officers liability insurance	191	191	0.0%	219	-12.8%
Supplies and communications	628	595	5.5%	533	17.8%
Advertising and promotion	809	753	7.4%	1,039	-22.1%
Loan-related expense	58	61	-4.9%	91	-36.3%
Amortization of other intangible assets	33	--	--	--	--
Other operating expenses	2,231	1,973	13.1%	1,791	24.6%
Total noninterest expense	26,763	18,557	44.2%	17,636	51.8%
Income from continuing operations before provision for income taxes	18,232	18,375	-0.8%	16,897	7.9%
Provision for income taxes	4,968	6,866	-27.6%	6,582	-24.5%
Income from continuing operations, net of taxes	$ 13,264	$ 11,509	15.2%	$ 10,315	28.6%
Discontinued operations
(Loss) income from operations of discontinued subsidiary (including gain on disposal of $51 in the second quarter of 2014)	$ --	$ (1)	-100.0%	$ 112	-100.0%
Income tax expense	--	466	-100.0%	42	-100.0%
(Loss) income from discontinued operations	--	(467)	-100.0%	70	-100.0%
Net income	$ 13,264	$ 11,042	20.1%	$ 10,385	27.7%

Basic earnings per share:
Income from continuing operations, net of taxes	$ 0.42	$ 0.36		$ 0.33
Income from discontinued operations, net of taxes	--	(0.01)		--
Basic earnings per share	$ 0.42	$ 0.35		$ 0.33
Diluted earnings per share:
Income from continuing operations, net of taxes	$ 0.41	$ 0.36		$ 0.33
Income from discontinued operations, net of taxes	--	(0.01)		--
Diluted earnings per share	$ 0.41	$ 0.35		$ 0.33

Weighted-average shares outstanding:
Basic	31,708,581	31,681,033		31,621,049
Diluted	32,001,419	31,974,253		31,733,004
Common shares outstanding	31,894,429	31,860,956		31,754,115

Hanmi Financial Corporation and Subsidiaries
Consolidated Statements of Income, Continued (Unaudited)
(In thousands, except share and per share data)

	Nine Months Ended
	September 30,	September 30,	Percentage
	2014	2013 (1)	Change
Interest and Dividend Income:
Interest and fees on loans	$ 87,044	$ 83,736	4.0%
Taxable interest on investment securities	8,050	6,256	28.7%
Tax-exempt interest on investment securities	116	237	-51.1%
Interest on federal funds sold	--	6	-100.0%
Interest on interest-bearing deposits in other banks	67	140	-52.1%
Dividends on federal reserve bank stock	513	577	-11.1%
Dividends on federal home loan bank stock	762	449	69.7%
Total Interest and Dividend Income	96,552	91,401	5.6%
Interest Expense:
Interest on deposits	9,653	9,376	3.0%
Interest on federal home loan bank advances	116	115	0.9%
Interest on subordinated debentures	73	678	-89.2%
Interest on rescinded stock obligation	87	--	--
Total interest expense	9,929	10,169	-2.4%
Net interest income before provision for credit losses	86,623	81,232	6.6%
Negative provision for credit losses	(7,166)	--	--
Net interest income after provision for credit losses	93,789	81,232	15.5%
Noninterest Income:
Bargain purchase gain, net of deferred taxes	6,593	--	--
Service charges on deposit accounts	7,924	8,662	-8.5%
Trade finance & other service charges and fees	3,341	3,402	-1.8%
Bank-owned life insurance income	672	693	-3.0%
Gain on sales of SBA loans guaranteed portion	2,267	6,064	-62.6%
Net loss on sales of other loans	--	(557)	-100.0%
Net gain on sales of investment securities	1,852	923	100.7%
Other operating income	2,588	758	241.4%
Total noninterest income	25,237	19,945	26.5%
Noninterest Expense:			--
Salaries and employee benefits	33,386	26,126	27.8%
Occupancy and equipment	7,964	7,532	5.7%
Merger and integration costs	3,572	--	--
Unconsummated acquisition costs	--	1,331	-100.0%
Deposit insurance premiums and regulatory assessments	1,349	1,059	27.4%
Data processing	3,746	3,436	9.0%
Other real estate owned expense	84	(47)	-278.7%
Professional fees	2,786	4,095	-32.0%
Directors and officers liability insurance	574	657	-12.6%
Supplies and communications	1,725	1,593	8.3%
Advertising and promotion	2,142	2,419	-11.5%
Loan-related expense	203	328	-38.1%
Amortization of other intangible assets	33	--	--
Other operating expenses	6,031	5,369	12.3%
Total noninterest expense	63,595	53,898	18.0%
Income from continuing operations before provision for income taxes	55,431	47,279	17.2%
Provision for income taxes	19,667	17,510	12.3%
Income from continuing operations, net of taxes	$ 35,764	$ 29,769	20.1%
Discontinued operations
Income from operations of discontinued subsidiary (including gain on disposal of $51 in the second quarter of 2014)	$ 37	$ 242	-84.7%
Income tax expense	481	81	493.8%
(Loss) income from discontinued operations	(444)	161	-375.8%
Net income	$ 35,320	$ 29,930	18.0%
			--
Basic earnings per share:
Income from continuing operations, net of taxes	$ 1.13	$ 0.94
Income from discontinued operations, net of taxes	(0.02)	0.01
Basic earnings per share	$ 1.11	$ 0.95
Diluted earnings per share:
Income from continuing operations, net of taxes	$ 1.12	$ 0.94
Income from discontinued operations, net of taxes	(0.02)	0.01
Diluted earnings per share	$ 1.10	$ 0.95

Weighted-average shares outstanding:
Basic	31,683,288	31,583,897
Diluted	31,967,876	31,652,795
Common shares outstanding	31,894,429	31,754,115

(1) Results for September 30, 2013 have been adjusted to reflect the adoption of FASB ASU 2014-01, Accounting for Investment in Qualified Affordable Housing Projects. See section of Change in Accounting Principle.

Hanmi Financial Corporation and Subsidiaries
Selected Financial Data (Unaudited)
(In thousands)

	As of or for the Three Months Ended			As of or for the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2014	2014	2013 (4)	2014	2013 (4)
Average balances:
Average gross loans, net of deferred loan costs (1)	$ 2,498,554	$ 2,298,996	$ 2,186,884	$ 2,352,069	$ 2,142,462
Average investment securities	749,566	526,474	414,019	603,771	446,322
Average interest-earning assets	3,315,959	2,854,031	2,644,844	2,999,013	2,665,087
Average assets	3,520,066	3,001,050	2,788,548	3,166,821	2,803,067
Average deposits	2,884,535	2,522,269	2,374,847	2,635,780	2,363,272
Average borrowings	118,436	39,146	5,587	71,709	34,308
Average interest-bearing liabilities	2,076,688	1,718,887	1,630,637	1,850,917	1,673,559
Average stockholders' equity	430,327	417,874	394,081	433,854	389,543
Average tangible equity	429,801	417,874	392,801	433,297	388,243

Performance ratios:
Return on average assets (2) (5)	1.49%	1.54%	1.47%	1.51%	1.42%
Pre-tax, pre-provision earnings on average assets (2) (5)	2.05%	1.94%	2.40%	2.04%	2.26%
Return on average stockholders' equity (2) (5)	12.23%	11.05%	10.38%	11.02%	10.22%
Return on average tangible equity (2) (5)	12.24%	11.05%	10.42%	11.04%	10.25%
Efficiency ratio	59.48%	56.12%	51.07%	56.85%	53.27%
Efficiency ratio (excluding merger and integration costs)	51.89%	55.90%	50.18%	53.66%	51.96%
Net interest spread (2), (3)	3.43%	3.64%	3.98%	3.59%	3.78%
Net interest margin (2), (3)	3.67%	3.94%	4.28%	3.86%	4.08%
Average stockholders' equity to average assets	12.22%	13.92%	14.13%	13.70%	13.90%

Allowance for loan losses:
Balance at beginning of period	$ 51,886	$ 56,593	$ 59,876	$ 57,555	$ 63,305
Provision (negative provision) charged to operating expense	48	(3,901)	(10)	(7,462)	494
Net (charge-offs) recoveries	(755)	(806)	(2,227)	1,086	(6,160)
Balance at end of period	$ 51,179	$ 51,886	$ 57,639	$ 51,179	$ 57,639

Asset quality ratios:
Nonperforming assets to assets	1.15%	0.88%	0.81%	1.15%	0.81%
Nonperforming loans to gross loans	0.90%	1.08%	1.05%	0.90%	1.05%
Nonperforming assets to allowance for loan losses	95.35%	52.22%	40.02%	95.35%	40.02%
Net loan charge-offs (recoveries) to average gross loans (2)	0.12%	0.14%	0.41%	-0.06%	0.38%
Allowance for loan losses to gross loans	1.91%	2.21%	2.67%	1.91%	2.67%
Allowance for loan losses to nonperforming loans	213.09%	204.43%	253.07%	213.09%	253.07%

Allowance for off-balance sheet items:
Balance at beginning of period	$ 1,592	$ 1,557	$ 1,320	$ 1,248	$ 1,824
(Negative provision) provision charged to operating expense	(48)	35	10	296	(494)
Balance at end of period	$ 1,544	$ 1,592	$ 1,330	$ 1,544	$ 1,330

Nonperforming assets:
Nonaccrual loans	$ 24,003	$ 25,381	$ 22,776
Loans 90 days or more past due and still accruing	15	--	--
Nonperforming loans	24,018	25,381	22,776
Other real estate owned, net	24,781	1,714	290
Nonperforming assets	48,799	27,095	23,066
Nonperforming loans in loans held for sale	--	--	--
Nonperforming assets (including loans held for sale)	$ 48,799	$ 27,095	$ 23,066

Delinquent loans (30 to 89 days past due and still accruing)	$ 7,506	$ 5,290	$ 6,756

Delinquent loans to gross loans	0.28%	0.23%	0.31%

(1)Included loans held for sale
(2) Annualized
(3)Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.
(4)Results for September 30, 2013 have been adjusted to reflect the adoption of FASB ASU 2014-01, Accounting for Investment in Qualified Affordable Housing Projects. See section of Change in Accounting Principle.
(5)Amount calculated based on net income from continuing operations.

Hanmi Financial Corporation and Subsidiaries
Selected Financial Data, Continued (Unaudited)
(In thousands)

	As of or for the Three Months Ended
	September 30,	June 30,	September 30,
	2014	2014	2013 (4)
Loan portfolio:
Real estate loans	$ 2,302,424	$ 1,981,522	$ 1,838,700
Residential loans	108,730	108,561	82,519
Commercial and industrial loans	235,898	230,309	203,987
Consumer loans	28,907	28,843	34,065
Gross loans	2,675,959	2,349,235	2,159,271
Deferred loan costs	3,311	3,461	989
Gross loans, net of deferred loan costs	2,679,270	2,352,696	2,160,260
Allowance for loan losses	(51,179)	(51,886)	(57,639)
Loans receivable, net	2,628,091	2,300,810	2,102,621
Loans held for sale, at the lower of cost or fair value	7,757	3,842	5,228
Total loans receivable, net	$ 2,635,848	$ 2,304,652	$ 2,107,849

Loan mix:
Real estate loans	86.0%	84.4%	85.2%
Residential loans	4.1%	4.6%	3.8%
Commercial and industrial loans	8.8%	9.8%	9.4%
Consumer loans	1.1%	1.2%	1.6%
Total loans	100.0%	100.0%	100.0%

Deposit portfolio:
Demand-noninterest-bearing	$ 1,029,343	$ 910,320	$ 778,345
Savings	121,667	110,552	113,892
Money market checking and NOW accounts	796,849	557,887	539,130
Time deposits of $100,000 or more	919,085	487,041	493,532
Other time deposits	731,210	479,049	504,808
Total deposits	$ 3,598,154	$ 2,544,849	$ 2,429,707

Deposit mix:
Demand-noninterest-bearing	28.6%	35.8%	32.0%
Savings	3.5%	4.4%	4.7%
Money market checking and NOW accounts	22.1%	21.9%	22.2%
Time deposits of $100,000 or more	25.5%	19.1%	20.3%
Other time deposits	20.3%	18.8%	20.8%
Total deposits	100.0%	100.0%	100.0%

Capital ratios:
Hanmi Financial
Total risk-based capital ratio	16.33%	17.92%	17.72%
Tier 1 risk-based capital ratio	15.08%	16.65%	16.45%
Tier 1 leverage capital ratio	12.80%	14.09%	13.68%
Hanmi Bank
Total risk-based capital ratio	16.28%	17.17%	17.02%
Tier 1 risk-based capital ratio	15.00%	15.91%	15.75%
Tier 1 leverage capital ratio	12.81%	13.49%	13.10%

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned and Average Rate Paid (Unaudited)
(In thousands)

	Three Months Ended
	September 30, 2014			June 30, 2014			September 30, 2013 (1)
		Interest	Average		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Gross loans, net of deferred loan costs	$ 2,498,554	$ 30,499	4.84%	$ 2,298,996	$ 28,355	4.95%	$ 2,186,884	$ 29,098	5.28%
Municipal securities-taxable	16,713	164	3.93%	19,151	191	3.99%	43,259	442	4.09%
Municipal securities-tax exempt	4,441	31	2.77%	4,428	31	2.78%	10,088	106	4.21%
Obligations of other U.S. government agencies	144,177	491	1.36%	85,160	401	1.88%	94,350	455	1.93%
Other debt securities	555,584	2,483	1.79%	390,435	1,783	1.83%	238,264	1,143	1.92%
Equity securities	28,651	463	6.46%	27,300	408	5.98%	28,058	392	5.59%
Interest-bearing deposits in other banks	67,839	29	0.17%	28,561	18	0.25%	43,941	28	0.25%
Total interest-earning assets	3,315,959	34,160	4.09%	2,854,031	31,187	4.38%	2,644,844	31,664	4.75%

Noninterest-earning assets:
Cash and cash equivalents	73,935			70,660			66,808
Allowance for loan losses	(58,390)			(57,127)			(58,991)
Other assets	188,562			133,486			135,887
Total noninterest-earning assets	204,107			147,019			143,704

Total assets	$ 3,520,066			$ 3,001,050			$ 2,788,548

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Savings	$ 112,690	$ 348	1.23%	$ 115,667	$ 372	1.29%	$ 115,058	$ 454	1.57%
Money market checking and NOW accounts	652,524	803	0.49%	572,949	759	0.53%	546,413	691	0.50%
Time deposits of $100,000 or more	641,545	1,388	0.86%	509,105	872	0.69%	522,664	942	0.72%
Other time deposits	551,493	739	0.53%	482,020	1,150	0.96%	440,915	1,030	0.93%
FHLB advances	105,667	37	0.14%	39,146	30	0.31%	5,587	36	2.56%
Other Borrowings	1,247	--	0.00%	--	--	0.00%	--	--	0.00%
Rescinded stock obligation	5,297	87	6.52%	--	--	0.00%	--	--	0.00%
Subordinated debentures	6,225	73	4.65%	--	--	0.00%	--	--	0.00%

Total interest-bearing liabilities	2,076,688	3,475	0.66%	1,718,887	3,183	0.74%	1,630,637	3,153	0.77%

Noninterest-bearing liabilities:
Demand deposits	926,283			842,528			749,797
Other liabilities	86,768			21,761			14,033
Total noninterest-bearing liabilities	1,013,051			864,289			763,830

Total liabilities	3,089,739			2,583,176			2,394,467
Stockholders' equity	430,327			417,874			394,081

Total liabilities and stockholders' equity	$ 3,520,066			$ 3,001,050			$ 2,788,548

Net interest income		$ 30,685			$ 28,004			$ 28,511

Cost of deposits			0.45%			0.50%			0.52%
Net interest spread			3.43%			3.64%			3.98%
Net interest margin			3.67%			3.94%			4.28%

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned and Average Rate Paid, Continued (Unaudited)
(In thousands)

	Nine Months Ended
	September 30, 2014			September 30, 2013 (1)
		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Gross loans, net of deferred loan costs	$ 2,352,069	$ 87,044	4.95%	$ 2,142,462	$ 83,736	5.23%
Municipal securities-taxable	22,308	684	4.09%	45,141	1,350	3.99%
Municipal securities-tax exempt	7,325	178	3.25%	11,188	365	4.35%
Obligations of other U.S. government agencies	107,058	1,297	1.62%	92,262	1,309	1.89%
Other debt securities	440,000	6,069	1.84%	268,699	3,597	1.78%
Equity securities	27,080	1,275	6.28%	29,032	1,026	4.71%
Federal funds sold	4	--	0.00%	2,079	6	0.39%
Interest-bearing deposits in other banks	43,169	67	0.21%	74,224	140	0.25%
Total interest-earning assets	2,999,013	96,614	4.31%	2,665,087	91,529	4.59%

Noninterest-earning assets:
Cash and cash equivalents	73,964			66,542
Allowance for loan losses	(58,031)			(60,872)
Other assets	151,875			132,310
Total noninterest-earning assets	167,808			137,980

Total assets	$ 3,166,821			$ 2,803,067

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Savings	$ 114,908	$ 1,124	1.31%	$ 114,978	$ 1,377	1.60%
Money market checking and NOW accounts	605,615	2,329	0.51%	568,490	2,180	0.51%
Time deposits of $100,000 or more	550,309	3,147	0.76%	560,999	3,174	0.76%
Other time deposits	508,376	3,053	0.80%	394,784	2,645	0.90%
FHLB advances	67,405	116	0.23%	5,898	115	2.61%
Other Borrowings	421	--	0.00%	--	--	0.00%
Rescinded stock obligation	1,785	87	6.52%	--	--	0.00%
Subordinated debentures	2,098	73	4.65%	28,410	678	3.19%
Total interest-bearing liabilities	1,850,917	9,929	0.72%	1,673,559	10,169	0.81%

Noninterest-bearing liabilities:
Demand deposits	856,572			724,021
Other liabilities	25,478			15,944
Total noninterest-bearing liabilities	882,050			739,965

Total liabilities	2,732,967			2,413,524
Stockholders' equity	433,854			389,543

Total liabilities and stockholders' equity	$ 3,166,821			$ 2,803,067

Net interest income		$ 86,685			$ 81,360

Cost of deposits			0.49%			0.53%
Net interest spread			3.59%			3.78%
Net interest margin			3.86%			4.08%

(1) Results for September 30, 2013 have been adjusted to reflect the adoption of FASB ASU 2014-01, Accounting for Investment in Qualified Affordable Housing Projects. See section of Change in Accounting Principle.

Hanmi Financial Corporation and Subsidiaries
Loans Receivable (Unaudited)
(In thousands)

	September 30, 2014
	Legacy	Non-PCI	PCI	Total
Real estate loans:
Commercial property
Retail	$ 601,749	$ 34,112	$ 15,940	$ 651,801
Hotel/Motel	361,102	91,303	14,206	466,611
Gas station	276,469	63,917	18,069	358,455
Other	789,249	16,447	15,715	821,411
Construction	3,595	551	--	4,146
Residential property	103,671	2,373	2,686	108,730
Total real estate loans	2,135,835	208,703	66,616	2,411,154
Commercial and industrial loans:
Commercial term	113,363	5,812	350	119,525
Commercial lines of credit	74,939	307	--	75,246
International loans	41,127	--	--	41,127
Total commercial and industrial loans	229,429	6,119	350	235,898
Consumer loans	27,777	1,072	58	28,907
Total gross loans	2,393,041	215,894	67,024	2,675,959
Allowance for loans losses	(51,179)	--	--	(51,179)
Deferred loan costs	3,311	--	--	3,311
Loans receivable, net	$ 2,345,173	$ 215,894	$ 67,024	$ 2,628,091

Deposit Mix (Unaudited)
(In thousands)

	September 30, 2014
	Legacy	Acquired	Total
Demand-noninterest-bearing	$ 886,287	$ 143,056	$ 1,029,343
Savings	104,739	16,928	121,667
Money market checking and NOW accounts	562,571	234,278	796,849
Time deposits of $100,000 or more	543,384	375,701	919,085
Other time deposits	416,490	314,720	731,210
	$ 2,513,471	$ 1,084,684	$ 3,598,154

Non-GAAP Financial Measures

Tangible Common Equity to Tangible Assets Ratio

Tangible common equity to tangible assets ratio is supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles ("GAAP"). This non-GAAP measure is used by management in the analysis of Hanmi's capital strength. Tangible equity is calculated by subtracting goodwill and other intangible assets from stockholders' equity. Banking and financial institution regulators also exclude goodwill and other intangible assets from stockholders' equity when assessing the capital adequacy of a financial institution. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital strength of Hanmi. This disclosure should not be viewed as a substitution for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table reconciles this non-GAAP performance measure to the GAAP performance measure for the periods indicated:

Tangible Common Equity to Tangible Assets Ratio (Unaudited)
(In thousands, except share and per share data)

	September 30,	June 30,	September 30,
Hanmi Financial Corporation	2014	2014	2013(1)
Assets	$ 4,228,332	$ 3,094,775	$ 2,844,076
Less other intangible assets	(2,179)	--	(1,212)
Tangible assets	$ 4,226,153	$ 3,094,775	$ 2,842,864

Stockholders' equity	$ 435,194	$ 426,348	$ 396,895
Less other intangible assets	(2,179)	--	(1,212)
Tangible stockholders' equity	$ 433,015	$ 426,348	$ 395,683

Stockholders' equity to assets	10.29%	13.78%	13.96%
Tangible common equity to tangible assets	10.25%	13.78%	13.92%

Common shares outstanding	31,894,429	31,860,956	31,754,115
Tangible common equity per common share	$ 13.58	$ 13.38	$ 12.46

(1) Results for September 30, 2013 have been adjusted to reflect the adoption of FASB ASU 2014-01, Accounting for Investment in Qualified Affordable Housing Projects. See section of Change in Accounting Principle.

Change in Accounting Principle

As of April 1, 2014, the Bank changed its method of accounting for investment in low-income housing tax credit, as required by FASB ASU 2014-01, Accounting for Investment in Qualified Affordable Housing Projects. Previously, the investment in low-income housing tax credit was accounted for under equity method.

Effective April 1, 2014, the Bank began recording amortization of the initial cost of the investment in proportion to the tax credits and other tax benefits received and recognizing the net investment performance in the income statement as a component of income tax expense (proportional amortization method). The Bank recorded this change in accounting principle in accordance with ASU 2014-01 which requires retrospective application of the new accounting principle to all practicable prior accounting periods as if the principle had always been used. The accounting principle was retrospectively applied from the period beginning on January 1, 1998, and to each period thereafter. Net income in the three and nine months ended September 30, 2013 increased by $135,000 and $51,000, respectively, due to this change in accounting principle.

CONTACT: Mark Yoon, CFA CPA CVA
         EVP & Chief Financial Officer
         213-427-5636

         Christina Lee
         FVP & Senior Strategy Officer
         213-427-5631

         Lasse Glassen
         Investor Relations (Addo Communications)
         310-829-5400